Exhibit 99.1
Health Benefits Direct Announces Closure of Atiam Technologies Acquisition
Radnor, PA — October 2, 2007 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the direct marketing and distribution of a wide range of health and life insurance and related products for individuals and families, today announced that it has closed on its previously announced acquisition of Atiam Technologies, a provider of comprehensive, web-based insurance administration software applications that support individual insurance products. Health Benefits Direct acquired Atiam for an aggregate purchase price of $3.0 million in cash and stock, and the transaction was completed on October 1, 2007. Atiam Technologies now operates as a wholly-owned subsidiary of Health Benefits Direct.
Alvin H. Clemens, Chairman and Chief Executive Officer of Health Benefits Direct stated, “This acquisition is a major strategic development for our company, and we are pleased to welcome the Atiam team and their top-tier customers including Aetna, Prudential and Nationwide Provident to our agency. We believe Atiam’s insurance administration system can provide the missing link for carriers, providing the transition that will enable direct three-way connectivity between our Insurint™ quote engine, the agent and the carrier. Most carriers cannot efficiently build their own connectivity with the individual market, so we are now able to facilitate that transition directly for our carrier partners, opening the door for their immediate entry into the individual health insurance market.”
Atiam Technologies provides high function, high value software products for the insurance and financial services industries including InsPro, a flexible, industrial-strength and feature rich insurance marketing, administration, claims and commission system. InsPro supports individual health insurance products, including major medical, life, disability, long term care, HIP, HAP, and Medicare supplement products. The system also includes support for various distribution channels such as direct marketing, policy-owner marketing, agent sold, and worksite marketing.
About Health Benefits Direct Corporation
Health Benefits Direct Corporation is a technologically innovative contact center-based insurance agency that operates an interactive online marketplace enabling consumers to shop for, compare, and apply for health and life insurance and related products for individuals and families. Its streamlined Quick-to-Call sales platform, supported by its proprietary online technology, dialing applications and tele-application and voice signature process, promotes efficiency for consumers purchasing and carriers underwriting insurance products. Though its subsidiary, Insurint Corporation, Health Benefits Direct has developed a proprietary, professional-grade, web-based agent quote engine portal that aggregates accurate real-time quotes from multiple highly-rated carriers of health and life insurance and related products. Insurint’s user-friendly platform enables agents to view and share with proposed insureds detailed comparisons of multiple products, policy brochures and other useful information instantly, resulting in a highly competitive application processing platform for agents and consumers. www.healthbenefitsdirect.com

About Atiam Technologies
Headquartered in Eddystone, PA, Atiam Technologies is an information technology product and services company specializing in the financial services industry, with specific expertise in the insurance, EFT, payment, and customer service vertical markets. Atiam has experience in nearly all facets of information technology including project management, systems development, data analysis, design and warehouse implementation, consulting, and third party/outsourced processing services.
For more information, please visit www.atiam-tech.com.
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the expected advantages of Health Benefits Direct’s acquisition of Atiam Technologies. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Actual events could differ materially from those reflected in these forward-looking statements, such as if Health Benefits Direct does not effect the acquisition transaction on or around the stated closure date. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com
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